UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed in the Current Report on Form 8-K filed by Alpha Natural Resources, Inc. (the “Company”), on August 3, 2015, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for relief under the provisions of chapter 11 of title 11 of the United States Code. The Debtors’ chapter 11 cases are being jointly administered under the caption In re Alpha Natural Resources, Inc., et al., Case No. 15-33896 (Bankr. E.D. Va.).

Monthly Operating Report

On May 20, 2016, the Debtors filed with the Bankruptcy Court their monthly operating report for the period from April 1, 2016 to April 30, 2016 (the “Monthly Operating Report”). The Monthly Operating Report is furnished with this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The Monthly Operating Report, with the exception of Appendix A, which presents information on a consolidated basis, does not reflect information regarding certain of the Company’s subsidiaries that are not Debtors.

This Current Report (including the exhibit hereto and any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD. The information contained in this Current Report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial and Operating Data

The Monthly Operating Report, with the exception of Appendix A, which presents information on a consolidated basis, pertains only to the Debtors (and thus does not represent operations of all of the Company’s subsidiaries) and contains unaudited financial information that has not been reviewed by independent accountants. The financial information related to the Debtors included in the Monthly Operating Report has been prepared to conform with the monthly reporting requirements of the Office of the U.S. Trustee. The Monthly Operating Report has not been prepared and is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”) or Securities and Exchange Commission (“SEC”) regulations applicable to financial statements contained in annual or quarterly reports filed with the SEC. Preparation of the Debtors’ financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the Monthly Operating Report.

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which is not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report covers periods that are shorter than those in reports prepared pursuant to the Exchange Act, and contains information that may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in reports filed pursuant to the Exchange Act. The Monthly Operating Report is therefore not comparable to those filings. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. While every effort has been made to ensure the accuracy and completeness of the Monthly Operating Report, errors or omissions may have inadvertently occurred and the Company reserves the right, but does not assume the obligation, to amend this information as necessary.

Results set forth in the Monthly Operating Report may not be, and should not be viewed as, indicative of the financial condition or operating results of the Company and its subsidiaries, or of future results.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	Monthly Operating Report for the period from April 1, 2016 to April 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: May 20, 2016	By:	/s/ Andy Eidson
Name: Andy Eidson
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Monthly Operating Report for the period from April 1, 2016 to April 30, 2016